Exhibit 23
                             ----------


                   CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post Effective Amendment No. 1 of the Registration Statement (Form S-8 No. 333-43629) pertaining to the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries of our report dated February 6, 1998, with respect to the consolidated financial statements of Peoples Bancorp Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                /s/ ERNST & YOUNG LLP
                                    Ernst & Young LLP

Charleston, West Virginia
September 3, 1998